Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Anthracite Capital, Inc. of our report dated February 28, 2008 relating to the financial statements of BlackRock Diamond Property Fund, Inc., which appears in Anthracite Capital, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

June 2, 2008